Exhibit 21.1

Entity

BACHIL001 LLC
CB Portfolio Owner LLC
CBCOTN002 LLC
CBCRTN001 LLC
CBLATN001 LLC
CBLCTN001 LLC
CBMUTN001 LLC
CBPFTN001 LLC
CHWSNJ001 LLC
DOCOON001 LLC
ENBHOTX001 LLC
ES BROTX Owner LLC
ES BRYTX Owner LLC
ES HATX Owner LLC
ES HOTX Owner LLC
ES Portfolio Owner LLC
ES WFTX Owner LLC
ESFWTX001 LLC
FF Portfolio Owner 2 LLC
HFAKOH001 LLC
JCSEWA001 LLC
MGKY001 Owner LLC
Mountain DATX002 LLC
Mountain DATX004 LLC
Mountain DATX005 LLC
Mountain IRTX001 LLC
Mountain METX001 LLC
Mountain Portfolio Owner AR LLC
Mountain Portfolio Owner LA LLC
Mountain Portfolio Owner LLC
Mountain Portfolio Owner NC LLC
Oak Street Net Lease Trust
Oak Street NL Opportunity Credit REIT E LLC
OakTrust Operating Partnership L.P.
OAK TRUST SUB-REIT II, LLC
OT CB I Owner LLC
OT CB II Owner LLC
OT Liquid Investor LLC
OT MA Owner LLC
OT Project Dorel TRS LLC
OT Project Paradigm TRS LLC
OT SM Owner LLC
OT WA Owner LLC

OTLender001 LLC
PAORON001 LLC
PASTFL001 LLC
Project Bronco Fayetteville LLC
Project Evergreen NV LLC
Project Evergreen NV Owner LLC
Project Evergreen WA LLC
Project Laser Huntsville LLC
Project Maverick Calgary Holdings LLC
Project Maverick Calgary LLC
Project Oyster Pasco LLC
Project Pearl Pasco Holdings LLC
Project Pearl Pasco LLC
TEN Portfolio Owner LLC
WBCCTX001 LLC
WBHOTX003 LLC
WBHOTX004 LLC
WBKITX001 LLC
WBPLTX001 LLC
WBSATX001 LLC
WHRAMIA001 LLC